AMENDED AND RESTATED SERIES D UNIT AGREEMENT

This AMENDED AND RESTATED SERIES D UNIT AGREEMENT (this “Agreement”) is executed and agreed to as of November 8, 2013 (the “Execution Date”), but made effective as of February 21, 2012 (the “Effective Date”), between U.S. Well Services, LLC, a Delaware limited liability company (the “Company”) and Jeff McPherson (the “Employee”).

Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A.

WHEREAS, the Limited Liability Company Agreement of the Company (as amended, supplemented and restated from time to time, the “LLC Agreement”) authorizes the issuance by the Company of Series D Units;

WHEREAS, the Company and the Employee entered into that certain Series D Unit Agreement as of February 21, 2012 (the “Original Agreement”), under the terms of which the Company issued Series D Units to the Employee and the parties agreed to certain forfeiture restrictions applicable to such Series D Units;

WHEREAS, pursuant to and in accordance with Section 8(d) of the Original Agreement, the parties have determined it is in their mutual best interests to amend and restate the Original Agreement in its entirety as set forth herein so the terms and conditions of this Agreement supersede the terms and conditions of the Original Agreement;

WHEREAS, the Original Agreement is hereby amended and restated in its entirety as set forth in this Agreement, is hereby superceded in its entirety by this Agreement and is of no further force or effect from and after the Effective Date; and

WHEREAS, the Company and the Employee have dealt with and otherwise conducted their affairs with respect to the Employee’s Series D Units in accordance with the foregoing Recitals and the terms and conditions reflected in this Agreement at all times from and after the Effective Date, and desire to memorialize their agreements in such regard by the execution and delivery of this Agreement; and

WHEREAS, the Company desires to issue to the Employee on the terms and conditions hereinafter set forth, and the Employee desires to accept on such terms and conditions, the number of Series D Units specified herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Employee agree as follows:

1. Issuance of Series D Units.  The Company hereby issues the following Units to the Employee on the Effective Date, 84,493 Series D-1 Units.  Each Series D-1 Unit has a Threshold Value of $0.00.  The Series D-1 Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue

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Service or other applicable law), and thus the capital account associated with each such Series D-1 Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Series D-1 Units issued by the Company to the Employee pursuant to this Agreement are referred to herein as the “Granted Series D-1 Units.”

2. Terms of Issuance of Series D Units.
(a) As an inducement to Company to enter into this Agreement, the Employee has entered into an employment agreement with the Company dated as of the date hereof (the (“Employment Agreement”)

(b) The Employee agrees that no provision contained in this Agreement shall entitle the Employee to remain in the employment of the Company or any Affiliate Controlled by the Company that may from time to time employ the Employee (any such entity that from time to time employs the Employee, an “Employer”) or any Affiliate of any such entity or affect in any way the right of any such entity to terminate any such employment at any time.

(c) The Employee agrees that the Employee’s execution of this Agreement evidences the Employee’s intention to be bound by the terms of the LLC Agreement, in addition to the terms of this Agreement, and acknowledges and agrees that the Granted Series D-1 Units are subject to all of the terms and restrictions applicable to Series D Units as set forth in the LLC Agreement and in this Agreement.  On or prior to the Effective Date, the Employee has executed a counterpart signature page to the LLC Agreement or to an Addendum Agreement thereto.

(d) The Employee agrees to make an election under Section 83(b) of the Code with respect to the Granted Series D-1 Units and to consult with the Employee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code.  The Employee acknowledges that it is the Employee’s sole responsibility, and not the responsibility of the Company, to file the election under Section 83(b) of the Code even if the Employee requests the Company or its managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing.

(e) The Granted Series D-1 Units issued pursuant to this Agreement represented as of the Effective Date the right to receive Four and One-Half of One Percent (4.5%) of all distributions on the Series B Units, Series C Units and Series D Units in accordance with Section 6.1(c) of the LLC Agreement.  The number of Granted Series D-1 Units issued pursuant to this Agreement shall be adjusted (either up or down) as reasonably determined by the Board so that such Units, assuming they were to become fully vested in accordance with Section 4 of this Agreement, represent the right to receive Four and One-Half of One Percent (4.5%) of all distributions on the Series B Units, Series C Units and Series D Units in accordance with Section 6.1(c) of the LLC Agreement.

3. Unvested Series D Units.  The Granted Series D-1 Units issued pursuant to this Agreement, as adjusted pursuant to Section 2(e) above, shall initially be deemed Unvested Units (“Unvested Series D Units”) under the LLC Agreement, shall be subject to all of the restrictions

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on Unvested Units (as well as on Series D Units, in general) under the LLC Agreement and shall carry only such rights as are conferred on Unvested Units under the LLC Agreement.  The Unvested Series D Units will become Vested Units (the “Vested Series D Units”) under the LLC Agreement in accordance with the provisions of Sections 4 and 5 of this Agreement.

4. Vesting of Granted Series D-1 Units.  The Unvested Series D Units will become Vested Series D Units in accordance with the vesting schedule set forth in the following table; provided, however, that the Employee remains continuously employed by an Employer from the Effective Date through each vesting event set forth below, unless otherwise provided for in this Agreement.

Vesting Event	Portion of Unvested Series D Units that become Vested Series D Units
On the Execution Date	Two Thirds (66.66%)
On any Exit Event or Liquidation Event	One Third (33.34%)

Upon vesting in accordance with this Section 4, such Units shall no longer be subject to the restrictions on Unvested Series D Units (but shall remain subject to the restrictions on the Series D Units, in general) under the LLC Agreement and shall become Vested Series D Units.

5. Forfeitures in Connection with the Employee’s Termination of Employment.

(a) If the Employee’s employment with Employer is terminated for any reason, then on the date of such termination, the Employee shall forfeit to the Company all of the Employee’s Unvested Series D Units and all rights arising from such Unvested Series D Units and from being a holder thereof.

(b) If there occurs any breach by the Employee of the Employee’s covenants contained in Section 7, then the Employee shall forfeit to the Company all of the Employee’s Vested Series D Units and all rights arising from such Vested Series D Units and from being a holder thereof.

(c) The forfeitures of Series D Units subject to the terms and conditions of this Section 5 shall occur immediately and without further action of the Company, the Employee or any other Person upon the termination giving rise to such forfeitures.

6. Representations and Warranties of the Employee and the Company.
(a) The Employee represents and warrants to the Company as follows:

(i) that this Agreement constitutes the legal, valid and binding obligation of the Employee, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with,

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violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject;

(ii) that the Employee believes that the Employee has received all the information the Employee considers necessary in connection with his execution of this Agreement, that the Employee has had an opportunity to ask questions and receive answers from the Company and the Employee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the business, properties, prospects and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Employee or to which the Employee had access; and

(iii) that the Employee understands that the Series D Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 701 promulgated thereunder.

(b) The Company represents and warrants to the Employee that this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

7. Employee Covenants.

(a) Competition/Solicitation. (a) During the term of the Employee’s employment with the Company and for a period of twenty-four (24) months beginning on the date of the termination of Employee’s employment with the Company (the “Termination Date”), regardless of the reason, Employee hereby covenants and agrees that he shall not, directly or indirectly, except in connection with his duties hereunder or otherwise for the sole account and benefit of the Company, whether as a sole proprietor, investor, partner, member, shareholder, employee, director, officer, guarantor, consultant, independent contractor, or in any other capacity as principal or agent, or through any person, subsidiary, affiliate, or employee acting as nominee or agent, except with the consent of the Company:

(i) Conduct or engage in, or be interested in or associated with, any person or entity anywhere in North America (plus any such additional geographical markets to which the Company may have expanded during the course of Employee’s employment) other than the Company and its affiliates which conducts or engages in the shale fracturing business of the Company;

(ii) Solicit, attempt to solicit, or accept business from, or cause to be solicited or have business accepted from, any then-current customers of Company, any persons or entities who were customers of the Company within the 180 days preceding the Termination

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Date, or any prospective customers of the Company for whom bids were being prepared or had been submitted as of the Termination Date; or

(iii) Induce, or attempt to induce, hire or attempt to hire, or cause to be induced or hired, any employee of the Company, or persons who were employees of the Company within the 180 days preceding the Termination Date, to leave or terminate his or her employment with the Company, or hire or engage as an independent contractor any such employee of the Company.

Notwithstanding the foregoing, the Employee shall not be prevented from (A) investing in or owning up to two percent (2%) of the outstanding stock of any corporation engaged in any business provided that such shares are regularly traded on a national securities exchange or in any over-the-counter market or (B) retaining any shares of stock in any corporation which Employee owned before the date of his employment with the Company.

(b) Remedies. The Employee acknowledges that any breach by him of the provisions of this Section 7 of this Agreement shall cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of Section 7 of this Agreement will be inadequate, and agrees that the Company shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief, without the necessity of posting any bond, in the case of any such breach or attempted breach.

8. General Provisions.

(a) Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, or mailed by certified mail, return receipt requested by nationally recognized overnight or second-day delivery service with proof of receipt maintained, at the following addresses (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):

If to the Company to:	U.S. Well Services, LLC 770 South Post Oak Lane Suite 405 Houston, Texas 77056 Attention: Chief Financial Officer

If to the Employee to:	Jeff McPherson
_____________________
_____________________

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if

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delivered by nationally recognized overnight or second-day delivery service, be deemed received on the second Business Day after the date of deposit with the delivery service.

(b) Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(c) Administration.  The Board shall supervise the administration and enforcement of this Agreement according to the terms and provisions hereof and within the LLC Agreement.  The members of the Board shall not be liable for any decision, determination or action taken or omitted to be taken in connection with the administration of this Agreement.

(d) Amendment and Waiver.  The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e) Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Furthermore, in lieu of each such prohibited or unenforceable provision, there shall be added automatically as a part of this Agreement a provision similar in terms to such prohibited or unenforceable provision as may be possible and be legal, valid and enforceable.

(f) Entire Agreement.  This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Employee, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of Series D Units held by the Employee); provided, however, that rights and obligations of the Employee under this Agreement shall not be assignable except in connection with a transfer of Series D Units held by

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the Employee permitted under the LLC Agreement.  Notwithstanding anything else in this Agreement or in the LLC Agreement (i) each of the Series D Units that is initially held by the Employee shall remain subject to the terms of the LLC Agreement and this Agreement, regardless of who holds such Units and (ii) the effect that the employment of the Employee by the Company, an Employer or their respective Affiliates or events related to such employment have on the rights of and restrictions on Series D Units, including vesting, and the rights of the Company with regard to the Granted Series D-1 Units under this Agreement, shall not be altered by any transfer of any Series D Units.  For the avoidance of doubt, each Permitted Transferee of the Employee who acquires Units from the Employee pursuant to the LLC Agreement shall be subject to the provisions of this Agreement as if such Permitted Transferee or Permitted Transferees were a party or parties to this Agreement.

(i) Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(j) Headings; References; Interpretation.  In this Agreement, unless a clear contrary intention appears:  (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (iii) the word “or” is inclusive; (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits attached hereto, and not to any particular subdivision unless expressly so limited; (v) references to Articles and Sections refer to Articles and Sections of this Agreement; (vi) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (vii) references to Exhibits are to the items identified separately in writing by the parties hereto as the described Exhibits attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (viii) all references to money refer to the lawful currency of the United States; and (ix) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.  The Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

(k) Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(l) Adjustment.  In the event that the Board determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase,

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or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Board to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the terms of this Agreement and/or the number of outstanding Granted Series D-1 Units or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Granted Series D-1 Unit.

(m) Arbitration; Waiver of Jury Trial.  The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“claims”) whether or not arising out of this Agreement, whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction.  The Company and the Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated.  If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court.  The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted.  The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration.  The parties agree that venue for arbitration will be in Houston, Texas, and that any arbitration commenced in any other venue will be transferred to Houston, Texas, upon the written request of any party to this Agreement.  In the event that an arbitration is actually conducted pursuant to this Section 8(m), the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred.  Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction.  All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties.   EACH PARTY ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING ANY RIGHT THAT SUCH PARTY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY COVERED CLAIM ALLEGED BY SUCH PARTY.

(n) WAIVER OF CERTAIN DAMAGE CLAIMS.  NOTWITHSTANDING ANYTHING IN ANY TRANSACTION DOCUMENTS TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE

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COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED UNDER THE LLC AGREEMENT, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

(o) Spouses.

(i) The Employee’s spouse shall be required to execute a spousal consent in substantially the form required to be executed by spouses of members of the Company in the LLC Agreement (the “Spousal Agreement”) to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the LLC Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in the Series D Units held by the Employee.  If the spouse of the Employee fails to execute the Spousal Agreement, until such time as the Spousal Agreement is duly executed, the Employee’s economic rights associated with his or her Series D Units will be suspended and not subject to recovery.

(ii) In the event of a property settlement or separation agreement between the Employee and his spouse, the Employee will use his best efforts to assign to his spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Employee was entitled, with respect to the Employee’s Series D Units to the extent assigned to the Employee’s spouse.

(iii) If a spouse or former spouse of the Employee acquires all or a portion of the Series D Units held by the Employee as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to the Employee to give or withhold such approval as the Employee will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney. Furthermore, such spouse or former spouse agrees that the Company will have the option at any time to purchase all, but not less than all, of such Series D Units at Fair Market Value determined by the Company as of the date the Company elects to so purchase such Units.

(p) Sections 83 and 409A of the Code.  The parties intend for the issuance of the Granted Series D-1 Units to be a transfer of property within the meaning of Section 83 of the Code rather than a deferral of compensation pursuant to Section 409A of the Code.

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Accordingly, this Agreement and the issuance of the Granted Series D-1 Units shall be construed and interpreted in accordance with such intent and any action required by either of the parties pursuant to this Agreement will be provided in such a manner that the Granted Series D-1 Units shall not become subject to the provisions of Section 409A of the Code, including any IRS guidance promulgated with respect to Section 409A; provided, however, in no event shall any such action to comply with Section 409A reduce the aggregate amount of the benefit provided or payable to the Employee hereunder unless expressly agreed in writing by the Employee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

_/s/ Brian Stewart_______________________

Name: Brian Stewart

Title: President and CEO

EMPLOYEE

_/s/ Jeff McPherson  _____________________

Jeff McPherson

EXHIBIT A
DEFINED TERMS

“Addendum Agreement” has the meaning assigned to such term in the LLC Agreement.

“Affiliate” has the meaning assigned to such term in the LLC Agreement.

“Board” has the meaning assigned to such term in the LLC Agreement.

“Business Day” has the meaning assigned to such term in the LLC Agreement.

“Code” has the meaning assigned to such term in the LLC Agreement.

“Company Market Value” means, at the time of the applicable valuation, the difference between (a) the aggregate fair market value of all Company assets and (b) the aggregate amount of all debts and other liabilities (including an appropriate value, if any, for contingent liabilities of the Company) of the Company and its Subsidiaries (including any unpaid tax distributions that are payable for any calendar year prior to the date of such valuation).

“Controlled by” has the meaning assigned to such term in the LLC Agreement.

“Covered Person” has the meaning assigned to such term in the LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Event” has the meaning assigned to such term in the LLC Agreement.

“Fair Market Value” means, at the time of the valuation of the applicable Series D Units, the amount that would be distributable to the holders of such Units if the Company Market Value determined at the time of such valuation were distributed to the holders of all of the Membership Interests in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 of the LLC Agreement (or any provision of the LLC Agreement that replaces such Section 6.1 as the result of an amendment to the LLC Agreement after the date hereof) as in effect immediately prior to such valuation.

“Liquidation Event” has the meaning assigned to such term in the LLC Agreement.

“LLC Agreement” means the Limited Liability Company Agreement of the Company.

“Membership Interests” has the meaning assigned to such term in the LLC Agreement.

“Permitted Transferee” has the meaning assigned to such term in the LLC Agreement.

“Person” has the meaning assigned to such term in the LLC Agreement.

“Securities Act” has the meaning assigned to such term in the LLC Agreement.

“Series D Units” has the meaning assigned to such term in the LLC Agreement.

Exhibit A-1

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“Subsidiary” has the meaning assigned to such term in the LLC Agreement.

“Threshold Value” has the meaning assigned to such term in the LLC Agreement.

“Units” has the meaning assigned to such term in the LLC Agreement.

“Unvested Units” has the meaning assigned to such term in the LLC Agreement.

“Vested Units” has the meaning assigned to such term in the LLC Agreement.

Exhibit A-2

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